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                                                                   EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Summary -- Selected Financial Data -- TRW Inc." in the Registration Statement on Form S-4 and related Prospectus of TRW Inc. for the registration of $425,000,000 aggregate principal amount of its 6.45% Exchange Notes due 2001, $400,000,000 aggregate principal amount of its 6 1/2% Exchange Notes Due 2002, $700,000,000 aggregate principal amount of its 6 5/8% Exchange Notes Due 2004, $750,000,000 aggregate principal amount of its 7 1/8% Exchange Notes Due 2009 and $550,000,000 aggregate principal amount of its 7 3/4% Exchange Debentures Due 2029, and to the incorporation by reference therein of our report dated January 19, 1999 (except for the Operating Segments Note, as to which the date is November 10, 1999) with respect to the consolidated financial statements of TRW Inc. included in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP



Cleveland, Ohio
November 12, 1999